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                              THE WILLIAM CARTER COMPANY

                      10 3/8% Senior Subordinated Notes due 2006

                             ___________________________

                                      INDENTURE



                            Dated as of November 25, 1996

                             ___________________________




                         STATE STREET BANK AND TRUST COMPANY,

                                       Trustee








================================================================================

                                CROSS-REFERENCE TABLE

  TIA                                            Indenture
Section                                           Section
-------                                          ---------

310(a)(1) . . . . . . . . . . . . . . . . . .     7.10
   (a)(2) . . . . . . . . . . . . . . . . . .     7.10
   (a)(3) . . . . . . . . . . . . . . . . . .     N.A.
   (a)(4) . . . . . . . . . . . . . . . . . .     N.A.
   (b)  . . . . . . . . . . . . . . . . . . .     7.08; 7.10
   (c)  . . . . . . . . . . . . . . . . . . .     N.A.
311(a)  . . . . . . . . . . . . . . . . . . .     7.11
   (b)  . . . . . . . . . . . . . . . . . . .     7.11
   (c)  . . . . . . . . . . . . . . . . . . .     N.A.
312(a)  . . . . . . . . . . . . . . . . . . .     2.05
   (b)  . . . . . . . . . . . . . . . . . . .     11.03
   (c)  . . . . . . . . . . . . . . . . . . .     11.03
313(a)  . . . . . . . . . . . . . . . . . . .     7.06
   (b)(1) . . . . . . . . . . . . . . . . . .     N.A.
   (b)(2) . . . . . . . . . . . . . . . . . .     7.06
   (c)  . . . . . . . . . . . . . . . . . . .     11.02
   (d)  . . . . . . . . . . . . . . . . . . .     7.06
314(a)  . . . . . . . . . . . . . . . . . . .     4.02; 4.12; 11.02
   (b)  . . . . . . . . . . . . . . . . . . .     N.A.
   (c)(1) . . . . . . . . . . . . . . . . . .     11.04
   (c)(2) . . . . . . . . . . . . . . . . . .     11.04
   (c)(3) . . . . . . . . . . . . . . . . . .     N.A.
   (d)  . . . . . . . . . . . . . . . . . . .     N.A.
   (e)  . . . . . . . . . . . . . . . . . . .     11.05
   (f)  . . . . . . . . . . . . . . . . . . .     4.12
315(a)  . . . . . . . . . . . . . . . . . . .     7.01
   (b)  . . . . . . . . . . . . . . . . . . .     7.05; 11.02
   (c)  . . . . . . . . . . . . . . . . . . .     7.01
   (d)  . . . . . . . . . . . . . . . . . . .     7.01
   (e)  . . . . . . . . . . . . . . . . . . .     6.11
316(a) (last sentence)  . . . . . . . . . . .     11.06
   (a)(1)(A). . . . . . . . . . . . . . . . .     6.05
   (a)(1)(B). . . . . . . . . . . . . . . . .     6.04
   (a)(2) . . . . . . . . . . . . . . . . . .     N.A.
   (b)  . . . . . . . . . . . . . . . . . . .     6.07
317(a)(1) . . . . . . . . . . . . . . . . . .     6.08
   (a)(2) . . . . . . . . . . . . . . . . . .     6.09
   (b)  . . . . . . . . . . . . . . . . . . .     2.04
318(a)  . . . . . . . . . . . . . . . . . . .     11.01

                              N.A. means Not Applicable.

__________________
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                  TABLE OF CONTENTS
                                  -----------------


                                                                            Page
                                                                            ----

                                      ARTICLE 1

                      Definitions and Incorporation by Reference
                      ------------------------------------------

SECTION 1.01.   Definitions   . . . . . . . . . . . . . . . . . . .          1
SECTION 1.02.   Other Definitions . . . . . . . . . . . . . . . . .         26
SECTION 1.03.   Incorporation by Reference of Trust . . . . . . . .
                  Indenture Act . . . . . . . . . . . . . . . . . .         26
SECTION 1.04.   Rules of Construction . . . . . . . . . . . . . . .         27


                                      ARTICLE 2

                                    The Securities
                                    --------------

SECTION 2.01.   Form and Dating . . . . . . . . . . . . . . . . . .         28
SECTION 2.02.   Execution and Authentication. . . . . . . . . . . .         30
SECTION 2.03.   Registrar and Paying Agent. . . . . . . . . . . . .         31
SECTION 2.04.   Paying Agent to Hold Money in Trust . . . . . . . .         31
SECTION 2.05.   Securityholder Lists. . . . . . . . . . . . . . . .         32
SECTION 2.06.   Transfer and Exchange . . . . . . . . . . . . . . .         32
SECTION 2.07.   Replacement Securities. . . . . . . . . . . . . . .         40
SECTION 2.08.   Outstanding Securities. . . . . . . . . . . . . . .         41
SECTION 2.09.   Temporary Securities. . . . . . . . . . . . . . . .         42
SECTION 2.10.   Cancellation. . . . . . . . . . . . . . . . . . . .         42
SECTION 2.11.   Defaulted Interest. . . . . . . . . . . . . . . . .         42
SECTION 2.12.   CUSIP Numbers . . . . . . . . . . . . . . . . . . .         42


                                      ARTICLE 3

                                      Redemption
                                      ----------

SECTION 3.01.   Notices to Trustee. . . . . . . . . . . . . . . . .         43
SECTION 3.02.   Selection of Securities to Be
                  Redeemed. . . . . . . . . . . . . . . . . . . . .         43
SECTION 3.03.   Notice of Redemption. . . . . . . . . . . . . . . .         44
SECTION 3.04.   Effect of Notice of Redemption. . . . . . . . . . .         44
SECTION 3.05.   Deposit of Redemption Price . . . . . . . . . . . .         45
SECTION 3.06.   Securities Redeemed in Part . . . . . . . . . . . .         45
SECTION 3.07.   Optional Redemption . . . . . . . . . . . . . . . .         45

                                                                            Page
                                                                            ----

                                      ARTICLE 4

                                      Covenants
                                      ---------

SECTION 4.01.   Payment of Securities . . . . . . . . . . . . . . .         46
SECTION 4.02.   SEC Reports . . . . . . . . . . . . . . . . . . . .         47
SECTION 4.03.   Limitation on Indebtedness. . . . . . . . . . . . .         47
SECTION 4.04.   Limitation on Restricted Payments . . . . . . . . .         50
SECTION 4.05.   Limitation on Restrictions on
                  Distributions from Restricted
                  Subsidiaries. . . . . . . . . . . . . . . . . . .         54
SECTION 4.06.   Limitation on Sales of Assets and
                  Subsidiary Stock. . . . . . . . . . . . . . . . .         55
SECTION 4.07.   Limitation on Transactions with
                  Affiliates. . . . . . . . . . . . . . . . . . . .         59
SECTION 4.08.   Change of Control . . . . . . . . . . . . . . . . .         60
SECTION 4.09.   Compliance Certificates . . . . . . . . . . . . . .         62
SECTION 4.10.   Further Instruments and Acts. . . . . . . . . . . .         62
SECTION 4.11.   Limitation on Liens . . . . . . . . . . . . . . . .         62
SECTION 4.12.   Subsidiary Guarantees . . . . . . . . . . . . . . .         63
SECTION 4.13.   Limitation on Lines of Business . . . . . . . . . .         63


                                      ARTICLE 5

                                  Successor Company
                                  -----------------

SECTION 5.01.   When Company May Merge or Transfer
                  Assets. . . . . . . . . . . . . . . . . . . . . .         63


                                      ARTICLE 6

                                Defaults and Remedies
                                ---------------------

SECTION 6.01.   Events of Default . . . . . . . . . . . . . . . . .         64
SECTION 6.02.   Acceleration. . . . . . . . . . . . . . . . . . . .         67
SECTION 6.03.   Other Remedies. . . . . . . . . . . . . . . . . . .         67
SECTION 6.04.   Waiver of Past Defaults . . . . . . . . . . . . . .         68
SECTION 6.05.   Control by Majority . . . . . . . . . . . . . . . .         68
SECTION 6.06.   Limitation on Suits . . . . . . . . . . . . . . . .         68
SECTION 6.07.   Rights of Holders to Receive Payment. . . . . . . .         69
SECTION 6.08.   Collection Suit by Trustee. . . . . . . . . . . . .         69
SECTION 6.09.   Trustee May File Proofs of Claim. . . . . . . . . .         69
SECTION 6.10.   Priorities. . . . . . . . . . . . . . . . . . . . .         70
SECTION 6.11.   Undertaking for Costs . . . . . . . . . . . . . . .         70
SECTION 6.12.   Waiver of Stay or Extension Laws. . . . . . . . . .         70

                                                                            Page
                                                                            ----

                                      ARTICLE 7

                                       Trustee
                                       -------

SECTION 7.01.   Duties of Trustee . . . . . . . . . . . . . . . . .         71
SECTION 7.02.   Rights of Trustee . . . . . . . . . . . . . . . . .         72
SECTION 7.03.   Individual Rights of Trustee. . . . . . . . . . . .         73
SECTION 7.04.   Trustee's Disclaimer. . . . . . . . . . . . . . . .         74
SECTION 7.05.   Notice of Defaults. . . . . . . . . . . . . . . . .         74
SECTION 7.06.   Reports by Trustee to Holders . . . . . . . . . . .         74
SECTION 7.07.   Compensation and Indemnity. . . . . . . . . . . . .         74
SECTION 7.08.   Replacement of Trustee. . . . . . . . . . . . . . .         76
SECTION 7.09.   Successor Trustee by Merger . . . . . . . . . . . .         77
SECTION 7.10.   Eligibility; Disqualification . . . . . . . . . . .         77
SECTION 7.11.   Preferential Collection of Claims
                  Against Company . . . . . . . . . . . . . . . . .         77


                                      ARTICLE 8

                          Discharge of Indenture; Defeasance
                          ----------------------------------

SECTION 8.01.   Discharge of Liability on Securities;
                  Defeasance. . . . . . . . . . . . . . . . . . . .         78
SECTION 8.02.   Conditions to Defeasance. . . . . . . . . . . . . .         79
SECTION 8.03.   Application of Trust Money. . . . . . . . . . . . .         80
SECTION 8.04.   Repayment to Company. . . . . . . . . . . . . . . .         80
SECTION 8.05.   Indemnity for Government
                  Obligations . . . . . . . . . . . . . . . . . . .         81
SECTION 8.06.   Reinstatement . . . . . . . . . . . . . . . . . . .         81


                                      ARTICLE 9

                                      Amendments
                                      ----------

SECTION 9.01.   Without Consent of Holders. . . . . . . . . . . . .         81
SECTION 9.02.   With Consent of Holders . . . . . . . . . . . . . .         82
SECTION 9.03.   Compliance with Trust Indenture Act . . . . . . . .         83
SECTION 9.04.   Revocation and Effect of Consent
                  and Waivers . . . . . . . . . . . . . . . . . . .         83
SECTION 9.05.   Notation on or Exchange of
                  Securities. . . . . . . . . . . . . . . . . . . .         84
SECTION 9.06.   Trustee to Sign Amendments. . . . . . . . . . . . .         84
SECTION 9.07.   Payment for Consent . . . . . . . . . . . . . . . .         85

                                                                            Page
                                                                            ----

                                      ARTICLE 10

                                    Subordination
                                    -------------

SECTION 10.01.  Agreement to Subordinate. . . . . . . . . . . . . .         85
SECTION 10.02.  Liquidation, Dissolution, Bankruptcy. . . . . . . .         85
SECTION 10.03.  Default on Senior Indebtedness. . . . . . . . . . .         86
SECTION 10.04.  Acceleration of Payment of
                  Securities. . . . . . . . . . . . . . . . . . . .         87
SECTION 10.05.  When Distribution Must Be Paid Over . . . . . . . .         87
SECTION 10.06.  Subrogation . . . . . . . . . . . . . . . . . . . .         87
SECTION 10.07.  Relative Rights . . . . . . . . . . . . . . . . . .         87
SECTION 10.08.  Subordination May Not Be Impaired
                  by Company. . . . . . . . . . . . . . . . . . . .         88
SECTION 10.09.  Rights of Trustee and Paying Agent. . . . . . . . .         88
SECTION 10.10.  Distribution or Notice to
                  Representative. . . . . . . . . . . . . . . . . .         89
SECTION 10.11.  Article 10 Not To Prevent Events of
                  Default or Limit Right To
                  Accelerate. . . . . . . . . . . . . . . . . . . .         89
SECTION 10.12.  Trust Moneys Not Subordinated . . . . . . . . . . .         89
SECTION 10.13.  Trustee Entitled To Rely. . . . . . . . . . . . . .         89
SECTION 10.14.  Trustee To Effectuate Subordination . . . . . . . .         90
SECTION 10.15.  Trustee Not Fiduciary for Holders
                  of Senior Indebtedness. . . . . . . . . . . . . .         90
SECTION 10.16.  Reliance by Holders of Senior
                  Indebtedness on Subordination
                  Provisions. . . . . . . . . . . . . . . . . . . .         90
SECTION 10.17.  Trustee's Compensation Not
                  Prejudiced. . . . . . . . . . . . . . . . . . . .         90


                                      ARTICLE 11

                                    Miscellaneous
                                    -------------

SECTION 11.01.  Trust Indenture Act Controls. . . . . . . . . . . .         91
SECTION 11.02.    Notices . . . . . . . . . . . . . . . . . . . . .         91
SECTION 11.03.  Communication by Holders with Other
                  Holders . . . . . . . . . . . . . . . . . . . . .         92
SECTION 11.04.  Certificate of Opinion as to
                  Conditions Precedent. . . . . . . . . . . . . . .         92
SECTION 11.05.  Statements Required in Certificate or
                  Opinion . . . . . . . . . . . . . . . . . . . . .         92
SECTION 11.06.  When Securities Disregarded . . . . . . . . . . . .         93
SECTION 11.07.  Rules by Trustee, Paying Agent and
                  Registrar . . . . . . . . . . . . . . . . . . . .         93
SECTION 11.08.  Legal Holidays. . . . . . . . . . . . . . . . . . .         93
SECTION 11.09.  Governing Law . . . . . . . . . . . . . . . . . . .         93

                                                                            Page
                                                                            ----

SECTION 11.10.  No Recourse Against Others. . . . . . . . . . . . .         93
SECTION 11.11.  Successors. . . . . . . . . . . . . . . . . . . . .         94
SECTION 11.12.  Multiple Originals. . . . . . . . . . . . . . . . .         94
SECTION 11.13.  Table of Contents; Headings . . . . . . . . . . . .         94

Exhibit A - Form of Initial Security
Exhibit B - Form of Exchange Security
Exhibit C - Form of Certificate of Transfer
Exhibit D - Form of Transferee Letter of Representation
Exhibit E - Form of Note Guarantee

          INDENTURE dated as of November 25, 1996, between The William Carter Company, a Massachusetts corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 10 3/8% Senior Subordinated Notes due 2006 Series A (the "Initial Securities") and, when and if issued as provided in the Exchange and Registration Rights Agreement of even date herewith, the Company's 10 3/8% Senior Subordinated Notes due 2006 Series B (the "Exchange Securities", and together with the Initial Securities, the "Securities").


                                      ARTICLE A.

                      Definitions and Incorporation by Reference
                      ------------------------------------------

          SECTION 1.01.  DEFINITIONS.

          "Acquisition" means the acquisition on October 30, 1996, by Carter Holdings, Inc. ("Holdings"), a company organized on behalf of affiliates of Investcorp S.A. ("Investcorp"), management and certain other investors, through the merger of TWCC Acquisition Corp., a wholly owned subsidiary of Holdings, with and into the Company.

          "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock of the acquiring person) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or
(iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses
(ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

          "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Premium" means, with respect to a Security at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Security at December 1, 2001, as set forth in Section 3.07, plus (2) all required interest payments (excluding accrued but unpaid interest) due on such Security through December 1, 2001, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the principal amount of such Security.

          "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary; (ii) a disposition of property or assets in the ordinary course of business; (iii) for purposes of Section 4.06 only, a disposition subject to Section 4.04 and 5.01; (iv) leases or subleases to third parties of real property owned in fee or leased by the Company or its Subsidiaries; (v) a disposition of a lease of real property; and (vi) any disposition of property of the Company or any of its Subsidiaries that, in reasonable judgment of the Company, has become uneconomic, obsolete or worn out.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

          "Bank Indebtedness" means any and all amounts payable under or in respect of the Senior Credit Facility, the other Senior Credit Documents and the Refinancing Indebtedness with respect thereto, as amended, supplemented or otherwise modified from time to time, including increases in the principal amount thereof permitted under the Indenture and including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

          "Banks" has the meaning specified in the Senior Credit Facility.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions (including, without limitation, the Federal Reserve System) are authorized or required by law to close in New York City.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP; the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

          "Change of Control" means the occurrence of any of the following events:

          (i) prior to the the first public offering of Voting Stock of the Company or Holdings, as the case may be, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the voting power of the Voting Stock of Holdings or Holdings shall cease to own 100% of the issued and outstanding Voting Stock of the Company, whether as a result of issuance of securities of the Company or Holdings, as the case may be, any merger, consolidation, liquidation or dissolution of the Company or Holdings, as the case may be, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to own beneficially any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Stock of the parent corporation);

          (ii) following the first public offering of Voting Stock of the Company or Holdings, as the case may be, (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company or Holdings, as the case may be, provided that the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Holdings, as the case may be, than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or Holdings, as the case may be (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause (ii)), directly or indirectly, more than 40% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or

          (iii) following the first public offering of Voting Stock of the Company or Holdings, as the case may be, (a) any Person (other than Investcorp, its Affiliates and members of the Management Group) nominates one or more individuals for election to the board of directors of the Company or Holdings, as the case may be, and solicits proxies, authorizations or consents in connection therewith and (b) as a result, such number of nominees elected to serve on the board of directors represents a majority of the board of directors of the Company or Holdings, as the case may be, following such election.

          "Closing Date" means the date of this Indenture as set forth in the preamble.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) if the Company or any Restricted Subsidiary (1) has Incurred any Indebtedness (other than Indebtedness Incurred for working capital purposes under a revolving credit facility) since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, or (2) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period);
(B) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition of a company, business or group of assets comprising an operating unit, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (C) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (D) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (B) or (C) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent incurred by the Company and its Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense (excluding amortization of debt issuance costs, commissions, and other fees and expenses), (v) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including amortization of fees), (viii) the product of (A) all Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Disqualified Stock of the Company (excluding the Existing Preferred Stock) held by Persons other than the Company or a Wholly Owned Subsidiary multiplied by
(B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

          "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries before any reduction in respect of Preferred Stock dividends plus, in each case, to the extent deducted in determining net income for such period, any expenses incurred in connection with the Acquisition (other than the amortization of the prepaid management fee) including without limitation, management bonuses and payments under the management incentive and equity participation plans; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

       (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause
     (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iv) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income,

      (ii) any expense recognized (net of tax benefits related thereto) as a consequence of payments permitted to be made by the Company under clauses
     (b)(vi)(A), (B) and (D) of Section 4.04;

     (iii) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

      (iv) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (v) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

       (v) any gain or loss realized upon the sale or other disposition of any asset of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person,

      (vi) any extraordinary or non-recurring gain, loss or charge (together with any related provisions for taxes on such extraordinary or non-recurring gain, loss or charge); and

     (vii) the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP).

          "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

          "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in a Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

          "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Definitive Securities" means Securities that are in the form of Exhibit A or Exhibit B attached hereto that do not include the information called for by footnote 1 thereof.

          "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depository" shall mean or include such successor.

          "Designated Senior Indebtedness" means (i) the Bank Indebtedness and
(ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $10,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than as a result of a Change of Control)
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities.

          "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

          "EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) total income tax expense, (ii) Consolidated Interest Expense together with amortization of debt issuance costs, commissions, and other fees and expenses, (iii) depreciation expense, (iv) amortization expense, including amortization of inventory write-up under APB 16, amortization of intangibles (including, but not limited to, goodwill and the costs of Interest Rate Agreements or Currency Agreements, license agreements and non-competition agreements) and organization costs, (v) non-cash expenses related to the amortization of pre-paid management fees pursuant to certain agreements referred to in the Indenture, (vi) costs of surety bonds in connection with financing activities, (vii) non-cash amortization of Capitalized Lease Obligations, (viii) franchise taxes, (ix) expenses recorded in historical periods through the date of the Acquisition related to the management incentive and equity participation plans and allocation of "C" stock, (x) any other write-downs, write-offs, minority interests and other non-cash charges in determining such Consolidated Net Income for such period, and (xi) all extraordinary non-cash charges in determining such Consolidated Net Income for such period; provided that the impact of foreign currency translations shall be excluded.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated November 25, 1996, by and between the Initial Purchasers and the Company, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

          "Exchange Securities" means the 10 3/8% Senior Subordinated Notes due 2006 Series B to be issued pursuant to this Indenture in connection with the offer to exchange Securities for the Initial Securities that may be made by the Company pursuant to the Exchange and Registration Rights Agreement.

          "Existing Preferred Stock" means the 12% preferred stock of the Company issued and outstanding on the Issue Date, and any extensions, refinancings, renewals, or replacements thereof (the "Refinancing Preferred Stock"); PROVIDED that (i) the aggregate liquidation preference of such Refinancing Preferred Stock does not exceed the aggregate liquidation preference of the Existing Preferred Stock, (ii) the dividend rate per annum of such Refinancing Preferred Stock does not exceed the dividend rate per annum of the Existing Preferred Stock and (iii) the Refinancing Preferred Stock has a mandatory redemption date no earlier than the Existing Preferred Stock.

          "Foreign Subsidiary means any Restricted Subsidiary of the Company which is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect as of the Issue Date.

          "Global Security" means a Security that is in the form of Exhibit A or Exhibit B hereto that includes the information called for by footnote 1 thereof.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Holdings" means Carter Holdings, Inc., a Massachusetts corporation.

          "Holdings Securities" means the $20,000,000 aggregate principal amount of senior subordinated notes of Holdings, as amended from time to time.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

       (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money,

      (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

     (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto but excluding letters of credit supporting the purchase of goods in the ordinary course of business and expiring no more than six months from the date of issuance),

      (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services,

       (v)     all Capitalized Lease Obligations of such Person,

      (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends),

     (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

     (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person, and

      (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the liability, assuming the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. For purposes of clarification, Indebtedness shall not include undrawn commitments on credit facilities.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Initial Purchasers" means BT Securities Corporation, Chase Securities Inc. and Goldman, Sachs & Co. in their capacity as initial purchasers of the Securities.

          "Initial Securities" means the 10 3/8% Senior Subordinated Notes due 2006 Series A, issued under this Indenture on or about the date hereof.

          "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

          "Investcorp" means INVESTCORP S.A., a Luxembourg corporation.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

          "Issue Date" means the date on which the Initial Securities are originally issued.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Management Agreement" means the Management Services Agreement dated as of October 30, 1996, between Investcorp International, Inc. and the Company.

          "Management Group" means the senior management of the Company and/or Holdings.

          "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including legal, accounting and investment banking fees and any relocation expenses incurred as a result of an Asset Disposition), and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained (including by way of indemnification obligations) by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or disposition of any Investment by the Company or any Subsidiary, means the cash proceeds of such issuance, sale or disposition net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or disposition of any commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or disposition and net of taxes paid or payable as a result thereof.

          "Note Guarantee" means any guarantee be executed and delivered by a Note Guarantor pursuant to Section 4.12. Each such Note Guarantee will be in the form prescribed in Exhibit E hereto.

          "Note Guarantor" means each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as a Note Guarantor; provided that any Person constituting a Note Guarantor as described above shall cease to constitute a Note

Guarantor when its respective Note Guarantee is released in accordance with the terms thereof.

          "Officer" means the President, the Treasurer, or the Clerk of the Company.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Permitted Holders" means Investcorp, its Affiliates, members of the Management Group, the international investors who are initial holders of the Capital Stock of Holdings and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's or Holdings' Capital Stock.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary, the Company or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel, entertainment, relocation and similar advances that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) loans or advances to employees (or guarantees of third party loans to employees) in an aggregate amount not to exceed $2,500,000, at any time outstanding;
(viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; or (ix) securities received in connection with an Asset Disposition complying with the provisions of Section 4.06.

          "Permitted Liens" means (i) Liens securing Senior Indebtedness (or Indebtedness of a Subsidiary of the Company which if incurred by the Company would be Senior Indebtedness) permitted to be Incurred under this Indenture;
(ii) Liens for taxes, assessments or other governmental charges not yet delinquent or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary, as the case may be, in accordance with GAAP; (iii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not yet due or that are bonded or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary, as the case may be, in accordance with GAAP; (iv) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation; (v) deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (vi) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially detract from the aggregate value of the properties of the Company and its Subsidiaries, taken as a whole, or in the aggregate materially interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Subsidiaries on the properties subject thereto, taken as a whole; (vii) Liens pursuant to the Senior Credit Documents, Liens in connection with industrial revenue bonds, Liens securing the Bank Indebtedness and bankers' Liens arising by operation of law; (viii) Liens on property of the Company or any of its Restricted Subsidiaries created solely for the purpose of securing Indebtedness permitted by clause (b)(iv) of Section 4.03 or incurred in connection with Indebtedness permitted by clause (b)(vii) thereof; PROVIDED, HOWEVER that, in the case of liens described in such clause (b)(iv), no such Lien shall extend to or cover other property of the Company or such Restricted Subsidiary other than the respective property so acquired, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property; (ix) Liens existing on the date of this Indenture; (x) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Indebtedness in respect of commercial letters of credit; (xi) (A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any real property leased by the Company on the Issue Date and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property; (xii) leases or subleases to third parties; (xiii) Liens in connection with workmen's compensation obligations and general liability exposure of the Company and its Restricted Subsidiaries;
(xiv) Liens securing Indebtedness Incurred under clauses (a) or (b)(v) of
Section 4.03; PROVIDED, HOWEVER, that such Indebtedness is not subordinate or junior in ranking to the Securities; and (xv) Liens securing Indebtedness of any Subsidiary of the Company to the Company.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

          "Public Equity Offering" means an underwritten primary public offering of common stock (or other voting stock) of the Company or Holdings pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar forms) under the Securities Act.

          "Public Market" means any time after (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding common stock of the Company or Holdings (as applicable) has been distributed by means of an effective registration statement under the Securities Act.

          "Redemption Date" means the date on which the Securities are optionally redeemed pursuant to Section 3.07.

          "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) except in the case of any refunding, refinancing, replacement, renewal, repayment or extension of any Bank Indebtedness, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) except in the case of any refunding, refinancing, replacement, renewal, repayment or extension of any Bank Indebtedness, the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (A) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, (B) in the case of revolving credit Indebtedness, the unused commitment thereunder, plus (C) fees, underwriting discounts and other costs and expenses incurred in connection with such Refinancing Indebtedness; PROVIDED, FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

          "Registered Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

          "Related Business" means those businesses in which the Company or any of its Subsidiaries are engaged on the date of this Indenture, or that are related thereto.

          "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

          "Restricted Securities Legend" means the legend set forth in Section
2.06 hereof.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

          "SEC" means the Securities and Exchange Commission.

          "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

          "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Exchange and Registration Rights Agreement, the Exchange Securities.

          "Securities Custodian" means the custodian with respect to the Global Security (as appointed by the Depository), or any successor entity thereto and shall initially be the Trustee.

          "Senior Credit Documents" means, collectively, the Senior Credit Facility, the notes issued pursuant thereto and the Guarantees thereof, and the Security Agreements, the Mortgages and the Pledge Agreements (each as defined in the Senior Credit Facility).

          "Senior Credit Facility" means the credit agreement dated as of October 30, 1996, as amended, waived or otherwise modified from time to time, including increases in the principal amount thereof, among the Company, the several lenders party thereto, and The Chase Manhattan Bank, a New York banking corporation, as administrative agent (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding).

          "Senior Indebtedness" means, whether outstanding on the date of this Indenture or thereafter issued, (i) all obligations consisting of the Bank Indebtedness; (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of the Company for money borrowed and
(B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable; (iii) all Capitalized Lease Obligations of the Company;
(iv) all obligations of the Company (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under Hedging Obligations entered into in respect of any obligations described in clauses (i), (ii) and (iii) or (C) the deferred purchase price of newly acquired property, or the price of construction or improvement of any property, in each case used in the ordinary course of business of the Company and its Subsidiaries, whether such indebtedness is owed to the seller or Person carrying out such construction or improvement or to any third party; (v) all obligations of other persons of the type referred to in clauses (ii), (iii) and (iv) and all dividends of other persons for the payment of which, in either case, the Company is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including Guarantees of such obligations and dividends; and (vi) all obligations of the Company consisting of modifications, renewals, extensions, replacements and refundings of any obligations described in clauses (i), (ii),
(iii), (iv) or (v); unless, in each case in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities; PROVIDED, HOWEVER, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, Guarantee or obligation of the Company which is subordinate or junior to any other Indebtedness, Guarantee or obligation of the Company or (5) any Indebtedness that is incurred in violation of this Indenture. If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless shall constitute Senior Indebtedness.

          "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities or is not subordinated by its terms to any Indebtedness or other obligation of the Company that is not Senior Indebtedness.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the date of this Indenture or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

          "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

           "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency or instrumentality thereof or obligations Guaranteed by the United States of America or any agency or instrumentality thereof; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof, bankers' acceptances with maturities of 180 days or less and overnight bank deposits, in each case with or issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $300,000,000 (or the foreign currency equivalent thereof); (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above; and (iv) investments in commercial paper, maturing not more than six months after the date of acquisition, issued by any Lender (as defined under the Senior Credit Facility) or the parent corporation of any Lender, and commercial paper with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) as in effect on the date of this Indenture.

          "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to December 1, 2001; PROVIDED, HOWEVER, that if the period from the Redemption Date to December 1, 2001 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to December 1, 2001 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means any officer or assistant officer of the Trustee assigned to and working in the corporate trust department of the Trustee, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary if (i) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated and (ii) either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

          SECTION 1.02.  OTHER DEFINITIONS.

                                                                      Defined in
               Term                                                     Section
               ----                                                   ----------

     "Affiliate Transaction"  . . . . . . . . . . . . . . . . . . .    4.07
     "Bankruptcy Law" . . . . . . . . . . . . . . . . . . . . . . .    6.01
     "Blockage Notice"  . . . . . . . . . . . . . . . . . . . . . .   10.03
     "covenant defeasance option" . . . . . . . . . . . . . . . . .    8.01(b)

     "Custodian". . . . . . . . . . . . . . . . . . . . . . . . . .    6.01
     "Event of Default" . . . . . . . . . . . . . . . . . . . . . .    6.01
     "legal defeasance option". . . . . . . . . . . . . . . . . . .    8.01(b)
     "Legal Holiday". . . . . . . . . . . . . . . . . . . . . . . .   11.08
     "Offer". . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.06
     "Offer Amount" . . . . . . . . . . . . . . . . . . . . . . . .    4.06
     "Offer Period" . . . . . . . . . . . . . . . . . . . . . . . .    4.06
     "pay the Securities" . . . . . . . . . . . . . . . . . . . . .   10.03
     "Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . .    2.03
     "Payment Blockage Period". . . . . . . . . . . . . . . . . . .   10.03
     "Purchase Date". . . . . . . . . . . . . . . . . . . . . . . .    4.06
     "Registrar". . . . . . . . . . . . . . . . . . . . . . . . . .    2.03
     "Restricted Payment" . . . . . . . . . . . . . . . . . . . . .    4.04
     "Successor Company". . . . . . . . . . . . . . . . . . . . . .    5.01

          SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4)  "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                                      ARTICLE B.

                                    The Securities
                                    --------------

          SECTION 2.01. FORM AND DATING. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. Any Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and B are part of the terms of this Indenture.

          (a) Global Securities. The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated November 20, 1996, between the Company and the Initial Purchasers.

          Initial Securities offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") in accordance with Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of a single permanent Global Security in definitive, fully registered form without interest coupons with the legend set forth in footnote 1 to Exhibit A hereto (the "Restricted Global Security"), which shall be deposited on behalf of the Initial Purchasers with the Trustee, as Securities Custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and the Depository or its nominee as hereinafter provided.

          (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to Global Securities deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and
(ii) shall be held by the Trustee as custodian for the Depository. After the issuance of Exchange Securities under a Registered Exchange Offer, the Trustee shall have no duty to hold any Global Security as custodian for the Depository or any other Security registered in the name of the Depository or a nominee of the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) CERTIFICATED SECURITIES. Except as otherwise provided herein, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Securities who are not QIBs (referred to herein as the "Non-Global Purchasers") will receive certificated Initial Securities bearing the Restricted Securities Legend set forth in Exhibit A hereto ("Restricted Certificated Securities"); provided, however, that upon transfer of such Restricted Certificated Securities to a QIB or in accordance with Regulation S, such Restricted Certificated Securities will, unless the relevant Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.06 hereof. Certificated Securities will include the Restricted Securities Legend set forth in Exhibit A unless removed in accordance with this Section 2.01(c) or Section 2.06(g) hereof.

          After a transfer of any Initial Securities during the period of the effectiveness of, and pursuant to, a Shelf Registration Statement with respect to the Initial Securities, all requirements pertaining to legends on such Initial Securities will cease to apply, the requirements requiring that any such Initial Securities issued to certain Holders be issued in global form will cease to apply, and certificated Initial Securities without legends will be made available to the Holders of such Initial Securities. Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the Restricted Securities Legend set forth in Exhibit A hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          SECTION 2.02. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and deliver (1) Initial Securities for original issue in an aggregate principal amount of $100,000,000, and (2) Exchange Securities for issue only in a Registered Exchange Offer, pursuant to the Exchange and Registration Rights Agreement, for Initial Securities for a like principal amount of Initial Securities exchanged pursuant thereto, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.
Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000 except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its Wholly Owned Subsidiaries that is a Domestic Subsidiary may act as Registrar, co-registrar or transfer agent. None of the Company or any of its Subsidiaries may act as Paying Agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

          The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Securities.

          SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06.  TRANSFER AND EXCHANGE.

          (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

          (x)  to register the transfer of such Definitive Securities; or

          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Securities surrendered for transfer or exchange:

       (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

      (ii) in the case of Transfer Restricted Securities that are Definitive Securities, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A),
     (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

               (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth in Exhibit C hereto); or

               (B) if such Transfer Restricted Securities are being transferred to the Company or to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth in Exhibit C hereto); or

               (C)  if such Transfer Restricted Securities are being transferred
          (x) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (y) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the Securities for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or

          (z) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in substantially the form set forth in Exhibit C hereto), (ii) in the case of clause (y), a signed letter substantially in the form of Exhibit D hereto and (iii) in the case of clause (Z), if the Company or Registrar so requests, an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

       (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth in Exhibit C hereto, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

      (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

          (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

          (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY FOR A DEFINITIVE SECURITY. (a)Any person having a beneficial interest in a Global Security that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Security of the same aggregate principal amount. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

          (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the owner of a beneficial interest in a Global Security, a certification from such Person to that effect (in substantially the form set forth in Exhibit C hereto); or

          (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth in Exhibit C hereto); or

          (C) if such beneficial interest is being transferred (x) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (y) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the Securities for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (z) in reliance on another exemption from the registration requirements of the Securities Act:
     (i) a certification to that effect from the transferee or transferor (in substantially the form set forth in Exhibit C hereto), (ii) in the case of clause (y), a signed letter substantially in the form of Exhibit D hereto and (iii) in the case of clause (Z), if the Company or Registrar so requests, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced on its books and records and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee a Definitive Security.

         (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered in accordance with the instructions of the Depository.

          (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.06(f)), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) AUTHENTICATION OF DEFINITIVE SECURITIES IN ABSENCE OF DEPOSITORY. If at any time:

          (i) the Depository for the Securities notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

         (ii) the Company, in its sole discretion, notifies the Trustee in writing that they elect to cause the issuance of Definitive Securities under this Indenture, then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities to the Persons designated by the Company, will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of Global Securities, in exchange for such Global Securities.

          (g)  LEGEND.  (a)  Except as permitted by the following paragraph
(ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY,
     (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
     (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF

     THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

          (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

          (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in clause (i) of this Section 2.06(g) (such sales or transfers being subject only to the provisions of Section 2.06(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth in Exhibit C hereto).

          (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive

Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (i) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF SECURITIES. (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

         (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

        (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities [or 15 Business Days before an interest payment date].

         (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (j) NO OBLIGATION OF THE TRUSTEE. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security in global form shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.
The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

         (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including without limitation any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 2.07. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 (or a successor provision) of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) so requests the Company or the Trustee prior to the Security being acquired by a bona fide purchaser and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

          SECTION 2.08. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities.

          SECTION 2.10. CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

          SECTION 2.11. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12. CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                      ARTICLE 3.

                                      Redemption
                                      ----------

          SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

          The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereafter be void and of no effect.

          SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3)  the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

          (8) the CUSIP number, if any, printed on the Securities being redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

          SECTION 3.07. OPTIONAL REDEMPTION. (a) Except as set forth in the next two paragraphs, the Securities may not be redeemed at the option of the Company prior to December 1, 2001. On and after that date, the Company may redeem the Securities at its option in whole at any time or in part upon not fewer than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on or after December 1 of the years set forth below:

                                                                      Redemption
Period                                                                  Price
------                                                                ----------

2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      105.188%
2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      103.458%
2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      101.729%
2004 and thereafter . . . . . . . . . . . . . . . . . . . . . . .      100.000%

          (b) Notwithstanding the foregoing, at any time prior to December 1, 1999, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by Holdings (so long as substantially all its assets consist of its investment in the Company) or the Company following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.375% plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

          (c) At any time on or prior to December 1, 2001, the Securities may be redeemed as a whole but not in part at the option of the Company upon the occurrence of a Change of Control, upon not fewer than 30 nor more than 60 days' prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).


                                      ARTICLE 4.

                                      Covenants
                                      ---------

          SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. SEC REPORTS. The Company shall file with the Trustee and provide the Securityholders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (if then permissible), and, within 15 days after such reports would be required to be filed, provide the Trustee and the Securityholder with, copies of its annual report and the information, documents and other reports which are specified in
Section 13 or 15(d) of the Exchange Act. In addition, following a Public Equity Offering, the Company shall furnish to the Trustee and the Securityholders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company or Holdings to its public shareholders generally. The Company also shall comply with the other provisions of TIA Section 314(a).

          SECTION 4.03.  LIMITATION ON INDEBTEDNESS.  (a)   The Company shall
not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; PROVIDED, HOWEVER, that the Company may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.00:1.00 if such Indebtedness is Incurred on or prior to September 30, 1998, and 2.25:1.00 if such Indebtedness is Incurred thereafter.

          (b) NOTWITHSTANDING SECTION 4.03(A), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Indebtedness under the Senior Credit Facility (as the same may be amended from time to time) and any Refinancing Indebtedness with respect thereto in each case in an aggregate principal amount which, when added to all other Indebtedness Incurred pursuant to this clause (i) and then outstanding, shall not exceed $100,000,000 less the sum of all repayments thereon made with the Net Cash Proceeds from Asset Dispositions (to the extent, in the case of repayment of revolving credit Indebtedness, that the corresponding commitments have been permanently reduced); PROVIDED, HOWEVER, that any Refinancing Indebtedness with respect to Indebtedness Incurred pursuant to this clause (i) shall not be subject to the limitations contained in clauses (i) and (ii) of the definition of Refinancing Indebtedness;

         (ii)  Indebtedness (A) of the Company to any Restricted Subsidiary and
     (B) of any Restricted Subsidiary to the Company or any other Restricted Subsidiary;
        (iii) Indebtedness represented by the Securities, any Indebtedness (other than the Indebtedness described in clauses (i) and (ii) above) outstanding on the date of this Indenture and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) of this Section 4.03;

         (iv) Indebtedness of the Company and its Restricted Subsidiaries in respect of (A) industrial revenue bonds or other similar governmental and municipal bonds and (B) the deferred purchase price of newly acquired property of the Company and its Restricted Subsidiaries, or the price of construction or improvement of any property of the Company or its Subsidiaries, in each case used in the ordinary course of business of the Company and its Subsidiaries, including Capitalized Lease Obligations, whether such Indebtedness is owed to the seller or Person carrying out such construction or improvement or to a third party (provided such financing is entered into within 180 days of the acquisition or conclusion of such construction or improvement of such property) in an amount (based on the remaining balance of the obligations therefor on the books of the Company and its Restricted Subsidiaries) which in the case of the preceding clauses
     (A) and (B) shall not exceed $12,000,000 in the aggregate at any time outstanding;

          (v) Indebtedness of the Company or any of its Restricted Subsidiaries (which may comprise Bank Indebtedness) in an aggregate principal amount at any time outstanding not in excess of $15,000,000;

         (vi) Indebtedness in an aggregate principal amount at any time outstanding not in excess of $5,000,000 in respect of letters of credit (other than letters of credit issued under the Senior Credit Facility);

        (vii) (A) Indebtedness assumed in connection with acquisitions permitted under the Senior Credit Facility or any Refinancing Indebtedness in respect thereof (so long as such Indebtedness was not incurred in anticipation of such acquisitions), (B) Indebtedness of newly acquired Subsidiaries acquired in such acquisitions (so long as such Indebtedness was not incurred in anticipation of such acquisitions) and (C) Indebtedness owed to the seller in any acquisition permitted under the Senior Credit Facility or any Refinancing Indebtedness in respect thereof constituting part of the purchase price thereof, all in an aggregate principal amount at any time outstanding not in excess of $5,000,000;

       (viii) Indebtedness represented by the Note Guarantees and Guarantees of Indebtedness incurred pursuant to clause (i), (iv) or (v) above;

         (ix) Indebtedness incurred in connection with the repurchase of shares of the Capital Stock of the Company or Holdings as permitted by Section 4.04(b)(vi)(C);

          (x) Refinancing Indebtedness with respect to Indebtedness permitted pursuant to clauses (iv), (vii) or (ix) of this paragraph (b) (provided that such Refinancing Indebtedness shall be included in determining the aggregate amount of Indebtedness for purposes of the monetary limitations contained in such clauses); and

         (xi) Hedging Obligations designed to protect the company or its subsidiaries from fluctuations in interest or exchange rates.

          (c) Notwithstanding any other provision of this Section 4.03, the Company shall not Incur any Indebtedness (i) pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations or (ii) pursuant to Section 4.03(a) or 4.03(b) if such Indebtedness is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

          (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to any provision of this

Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this
Section 4.03, (1) Indebtedness Incurred pursuant to the Senior Credit Facility prior to or on the date of this Indenture shall be treated as Incurred pursuant to Section 4.03(b)(i), (2) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness and (3) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this Section, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

          SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. (e)The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis), (ii) repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary,
(iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, payment or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

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                                         -48-

          (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of:

               (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Securities are originally issued to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated income statements of the company are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

               (B) the aggregate Net Cash Proceeds received by the Company from capital contribution by Holding with respect to, or the issue or sale of, the Company's Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

               (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible into or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

               (D) without duplication, the sum of (x) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (y) the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) and (z) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; PROVIDED, HOWEVER, that with respect to all Investments made in any Unrestricted Subsidiary or joint venture the sum of clauses (x), (y) and (z) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made subsequent to the date hereof in such Unrestricted Subsidiary.

          (b)  The provisions of Section 4.04(a) shall not prohibit:

          (i) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made out of a substantially concurrent capital contribution to, or by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); PROVIDED, HOWEVER, that (A) such capital contribution, purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such capital contribution or sale applied in the manner set forth in this clause (i) shall be excluded from clause (3)(B) of Section 4.04(a);

         (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.03; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

        (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

         (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (v) payments by the Company to members of management of the Company under the management incentive and equity participation plans as a result of and upon the Acquisition; PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or

         (vi) payment of dividends, other distributions or other amounts by the Company for the purposes set forth in clauses (A) through (D) below; PROVIDED, HOWEVER, that such dividend, distribution or amount set forth in clauses (A), (C) and (D) shall be included in the calculation of the amount of Restricted Payments for the purposes of Section 4.04(a):

               (A) to Holdings in amounts equal to the amounts required for Holdings to pay franchise taxes and other fees required to maintain its corporate existence and provide for other operating costs of up to $500,000 per fiscal year;

               (B) to Holdings in amounts equal to amounts required for Holdings to pay Federal, state and local income taxes to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries (and, to the extent of amounts actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries); PROVIDED, HOWEVER, that such dividend or distribution from an Unrestricted Subsidiary shall not be included in the calculation of Consolidated Net Income and any such dividend or distribution to Holdings shall not be included in the amount of Restricted Payments;

               (C) to Holdings in amounts equal to amounts expended by Holdings to repurchase Capital Stock of Holdings owned by former employees of the Company or its Subsidiaries or their assigns, estates and heirs; PROVIDED, HOWEVER, that the aggregate amount paid, loaned or advanced to Holdings pursuant to this clause (C) shall not, in the aggregate, exceed $2,500,000 per fiscal year of the Company, up to a maximum aggregate amount of $7,500,000 during the term of this Indenture, plus any amounts contributed by Holdings to the Company as a result of resales of such repurchased shares of Capital Stock;

               (D) so long as, after giving effect thereto, no Default has ocurred and is continuing, on May 1 and


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                                         -51-

          November 1 in each year (or, if such day is not a Business Day, on the next succeeding Business Day), the Company may pay cash dividends to Holdings on the Existing Preferred Stock to enable Holdings to pay dividends or interest to the holders of the Holding Securities in respect of the six-month period ended on such day (or accrued deferred interest in respect of any prior period); provided that within 20 days Holdings uses such dividends to pay current or accrued cash interest on the Holding Securities;

        (vii) payments which would otherwise be Restricted Payments in an aggregate amount not to exceed $2,500,000; PROVIDED, HOWEVER, that such payments shall be included in the calculation of the amount of Restricted Payments; or

       (viii) after, 1998, Investments in Unrestricted Subsidiaries or joint ventures in an amount not to exceed $2,500,000 at any time outstanding; provided, however, that such Investments shall be included in the calculation of the amount of Restricted Payments.

          SECTION 4.05. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

          (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Indenture;

          (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company or designated as a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

          (3) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section 4.05 or this clause (3) or contained in any amendment, supplement or other modification to an agreement referred to in clause (1) or (2) of this Section 4.05 or this clause (3); PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such refinancing agreement or amendment, supplement or other modification are not materially less favorable to the Securityholders than encumbrances and restrictions contained in such agreements;

          (4) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or
     (C) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

          (5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

          SECTION 4.06.  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.
(f) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be): (A) FIRST, to the extent the Company elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than Preferred Stock) of a Wholly Owned Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness (other than

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                                         -53-

Preferred Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 12 months after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) SECOND, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 12 months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer to purchase Securities pursuant and subject to the conditions of this Indenture to the Securityholders at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest to the purchase date; and (D) FOURTH, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to any application not prohibited by this Indenture. The Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06 exceeds $2,000,000.

          For the purposes of this Section 4.06, the following are deemed to be cash: (x) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 12 months.

          (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(C), the Company shall be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in
Section 4.06(c). If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(D). The Company shall not be required to make an Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of Section 4.06(a)(iii)) is less than $5,000,000 for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (3).

          (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent in Temporary Cash Investments an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. From funds on hand and available for such purpose, the Trustee (or the Paying Agent, if not the Trustee) shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.
In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

          (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06; as well as an Opinion of Counsel to the effect that all of the requirements of this Section
4.06 have been satisfied. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

          SECTION 4.07. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $500,000, are not in writing and have not been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction. In addition, any transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $3,000,000, shall also require an opinion from an independent investment banking firm or appraiser that is nationally recognized, as appropriate, to the effect that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.

          (b) The provisions of Section 4.07(a) shall not apply to (i) any Permitted Investment or Restricted Payment permitted to be made or paid pursuant to Section 4.04, (ii) the performance of the Company's or Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business,
(iii) payment of compensation to employees, officers, directors or consultants in the ordinary course of business, (iv) maintenance in the ordinary course of business (and payments required thereby) of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, directors' and officers' indemnification agreements, arrangements, and insurance and retirement or savings plans and similar plans, (v) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, (vi) beginning November 1, 1999, the payment of certain fees under the Management Agreement or any amendment or supplement thereto, to the extent that such payment shall not exceed an aggregate amount of $1,350,000 during any 12- month period, or
(vii) payments made to Holdings to reimburse Holdings for costs, fees and expenses incident to a registration of any of the capital stock of Holdings for a primary offering under the Securities Act of 1933, as amended, so long as the net proceeds (after application to the redemption of the Holding Securities) of such offering (if it is completed) are contributed to, or otherwise used for the benefit of, the Company.

          SECTION 4.08. CHANGE OF CONTROL. (g) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b); PROVIDED, HOWEVER, that notwithstanding the occurrence of a Change in Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem all the Securities under Section 3.07 hereof and such redemption is permitted by the terms of the Bank Indebtedness (or the requisite number of lenders thereof has consented thereto). In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this
Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

          (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice to each Holder with a copy to the Trustee stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest due on the relevant interest payment date);

          (2) the circumstances and relevant facts and financial information regarding such Change of Control;

          (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed and not more than 90 days after the Change of Control); and

          (4)  the instructions determined by the Company, consistent with this
     Section 4.08, that a Holder must follow in order to have its Securities purchased.

          (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

          (d) On the purchase date, all Securities purchased by the Company under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the purchase date to the Holders entitled thereto.

          (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

          SECTION 4.09. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture, and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity and describe what actions, if any, the Company proposes to take with respect to such failure.

          SECTION 4.10. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.11. LIMITATION ON LIENS. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the date of this Indenture or thereafter acquired, securing any obligation other than Permitted Liens unless the obligations due under the Indenture and the Notes are secured, on an equal and ratable basis (or on a senior basis, in the case of Indebtedness subordinated in right of payment to the Securities) with the obligations so secured.

          SECTION 4.12. SUBSIDIARY GUARANTEES. The Company shall cause each Domestic Subsidiary that Incurs Indebtedness and each Restricted Subsidiary that is a guarantor of Indebtedness Incurred, in each case, pursuant to clause (b)(i) of Section 4.03 to execute and deliver to the Trustee a Note Guarantee pursuant to which such Subsidiary shall Guarantee payment of the Securities on the terms and conditions set forth in this Indenture. Each Note Guarantee shall be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 4.13. LIMITATION ON LINES OF BUSINESS. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Related Business.


                                      ARTICLE 5.

                                  Successor Company
                                  -----------------

          SECTION 5.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

         i. the resulting, surviving or transferee Person (the "Successor Company") is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

        ii. immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

       iii. immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

        iv. immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

         v. the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

         The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

         Notwithstanding the foregoing clauses (ii), (iii) and (iv), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                                      ARTICLE 1.

                                Defaults and Remedies
                                ---------------------

         SECTION 6.01.  EVENTS OF DEFAULT.  An "Event of Default" occurs if:

         (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

         (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase (including those pursuant to Section 4.06 and 4.08), upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10;

         (3)  the Company fails to comply with Section 5.01;

         (4)  the Company fails to comply with Section 4.03, 4.04, 4.06, 4.08 or
     4.12 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

         (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

         (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000 or its foreign currency equivalent at the time;

         (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

              (A) commences a voluntary case;

              (B) consents to the entry of an order for relief against it in an involuntary case;

              (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

              (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

         (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

              (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

              (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

         (9) any judgment or decree for the payment of money in excess of $10,000,000 or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

        (10) any Note Guarantee by a Guarantor which is a Significant Subsidiary shall cease to be in full force and effect (except as contemplated by the terms thereof) or any such Note Guarantor or person acting by or on behalf of such Guarantor shall deny or disaffirm its obligations under this Indenture or any Note Guarantee and such Default continues for 10 days after the notice specified below.

         The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4),
(5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

         (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

         (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

         (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

         SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents and take such other actions, including participating as a member, voting or otherwise, of any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, any Subsidiary or Note Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

         FIRST:  to the Trustee for amounts due under Section 7.07;

         SECOND:  to holders of Senior Indebtedness to the extent required by
    Article 10;

         THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         FOURTH:  to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Company, a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

         SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                      ARTICLE 7.

                                       Trustee
                                       -------

         SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)  Except during the continuance of an Event of Default:

         (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

         (1) this paragraph does not limit the effect of paragraph (b) of this Section;

         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01 and to the provisions of the TIA.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 7.02.  RIGHTS OF TRUSTEE.  Subject to Section 7.01:

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

         (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, during reasonable business hours and subject to executing a confidentiality undertaking in customary form with respect to confidential and/or proprietary information of the Company; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding.

         (g) The Trustee shall not be deemed to have knowledge of any default or fact the occurrence of which requires the Trustee to take any action (other than a payment default hereunder) unless a Trust Officer knows of such default or fact.

         SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default no later than the date that is the earlier of 90 days after such default occurs or 30 days after it is known to a Trust Officer or written notice is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

         SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, but only upon the occurrence within the previous 12 months of any events specified in TIA Section 313(a), the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section
 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee, Paying Agent and Registrar from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee, Paying Agent, Registrar, and each of their officers, directors, agents and employees (each in their respective capacities), for and hold each of them harmless against any and all loss, liability or expense (including attorneys' fees) incurred by them without negligence or bad faith on their part in connection with the administration of this trust and the performance of their duties hereunder. The Trustee, Paying Agent and Registrar shall notify the Company of any claim for which they may seek indemnity promptly upon obtaining actual knowledge thereof; PROVIDED that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder except to the extent the Company shall have been adversely affected thereby.
The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; PROVIDED that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

         The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee, Paying Agent or Registrar incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the consent of the Company, which shall not be unreasonably withheld. The Company shall remove the Trustee if:

         (1)  the Trustee fails to comply with Section 7.10;

         (2)  the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4)  the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the trust created by this Indenture) to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA 310(b)(1) are met.

         SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                      ARTICLE 8.

                          Discharge of Indenture; Defeasance
                          ----------------------------------

         SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal, premium (if any) and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

         (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 5.01(iii) and 5.01(iv) and the
operation of Section 6.01(4), 6.01(6), 6.01(7) (with respect to Subsidiaries of the Company only), 6.01(8) (with respect to Subsidiaries of the Company only) and 6.01(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(6), 6.01(7) (with respect to Subsidiaries of the Company only), 6.01(8) (with respect to Subsidiaries of the Company only) and 6.01(9) or because of the failure of the Company to comply with clauses (iii) and (iv) of Section 5.01.

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and
8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

         SECTION 8.02. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

         (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

         (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited

    U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

         (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

         (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by the terms of any Senior Indebtedness or Article 10;

         (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

         (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

         (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

         (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

         SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium (if any) and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

         SECTION 8.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

         SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

         SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                      ARTICLE 9.

                                      Amendments
                                      ----------

         SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

         (1)  to cure any ambiguity, omission, defect or inconsistency;

         (2)  to comply with Article 5;

         (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of
    Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

         (4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10;

         (5) to add Note Guarantees with respect to the Securities or to secure the Securities;

         (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

         (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

         (8) to make any change that does not adversely affect the rights of any Securityholder; or

         (9) to provide for the issuance and authorization of the Exchange Securities.

         An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

         SECTION 9.02. WITH CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

         (1) reduce the amount of Securities whose Holders must consent to an amendment;

         (2) reduce the rate of or extend the time for payment of interest on any Security;

         (3) reduce the principal of or extend the Stated Maturity of any Security;

         (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
    Article 3;

         (5) make any Security payable in money other than that stated in the Security;

         (6) make any change in Article 10 that adversely affects the rights of any Securityholder;

         (7) impair the right of such Securityholder to receive payment of principal of and interest on such Securityholder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Securityholder's Securities; or

         (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

         SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 9.04. REVOCATION AND EFFECT OF CONSENT AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and complies with the provisions hereof (including Section 9.03).

         SECTION 9.07. PAYMENT FOR CONSENT. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                     ARTICLE 10.

                                    Subordination
                                    -------------

         SECTION 10.1. AGREEMENT TO SUBORDINATE. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank PARI PASSU with all Indebtedness of the Company other than Senior Indebtedness or Subordinated Obligations and only Indebtedness of the Company that is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of these subordination provisions, the Indebtedness evidenced by the Securities is deemed to include the liquidated damages payable pursuant to the provisions set forth in the Securities and the Exchange and Registration Rights Agreement. All provisions of this Article 10 shall be subject to Section 10.12.

         SECTION 10.2. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

         (1) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

         (2) until the Senior Indebtedness is paid in full, any payment or distribution to which Securityholders would be entitled but for this
    Article 10 shall be made to holders of Senior Indebtedness as their interests may appear.

         SECTION 10.3. DEFAULT ON SENIOR INDEBTEDNESS. The Company may not pay the principal of, premium (if any) or interest on the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; PROVIDED, HOWEVER, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee (with a copy to the Company) from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 10.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; PROVIDED, HOWEVER, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the Bank Indebtedness), the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

         SECTION 10.04. ACCELERATION OF PAYMENT OF SECURITIES. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Company may not pay the Securities until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article 10 otherwise permits payment at that time.

         SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

         SECTION 10.06. SUBROGATION. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
Article 10 to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

         SECTION 10.07. RELATIVE RIGHTS. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

         (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

         (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

         SECTION 10.08 SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

         SECTION 10.09.  RIGHTS OF TRUSTEE AND PAYING AGENT.  Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

         SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

         SECTION 10.11. ARTICLE 10 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

         SECTION 10.12. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

         SECTION 10.13. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

         SECTION 10.14. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

         SECTION 10.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

         SECTION 10.16. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

         SECTION 10.17. TRUSTEE'S COMPENSATION NOT PREJUDICED. Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.


                                     ARTICLE 11.

                                    Miscellaneous
                                    -------------

         SECTION 11.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 11.02. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                                  if to the Company:

                              The William Carter Company
                           1590 Adamson Parkway, Suite 400
                                  Morrow, GA  30260

                                    Attention of:
                               Chief Financial Officer

                                  if to the Trustee:

                         State Street Bank and Trust Company
                          Two International Plaza, 4th Floor
                                  Boston, MA  02110

                                    Attention of:
                              Corporate Trust Department
                          (the William Carter 10 3/8% Senior
                             Subordinated Notes due 2006)

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the

Registrar and anyone else shall have the protection of TIA Section  312(c).

         SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

         (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

         (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided that an Opinion of Counsel can rely as to matters of fact on an Officers' Certificate or certificates of public officials.

         SECTION 11.06 WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         SECTION 11.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 11.08. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which commercial banking institutions (including, without limitation, the Federal Reserve System) are authorized or required by law to close in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 11.09. GOVERNING LAW. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 11.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 11.11. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 11.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                             THE WILLIAM CARTER COMPANY


                             By:   /s/ David A. Brown
                                 ----------------------------------------------
                                 Name:   David A. Brown
                                 Title:  Senior Vice President



                             STATE STREET BANK AND TRUST
                               COMPANY,
                             as Trustee


                             By:   /s/ Donald Smith
                                 ----------------------------------------------
                                 Name: Donald Smith
                                 Title: Vice President

                                                                       EXHIBIT A


                          [FORM OF FACE OF INITIAL SECURITY]


         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE

---------------
1  This paragraph should only be added if the Security is issued in global form.

501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S OR THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.



                              THE WILLIAM CARTER COMPANY

                  10 3/8% SENIOR SUBORDINATED NOTE SERIES A DUE 2006



No.                                                          CUSIP No.
                                                                     $


         THE WILLIAM CARTER COMPANY, a Massachusetts corporation, promises to
pay to           , or registered assigns, the principal sum of $          on
December 1, 2006.

         Interest Payment Dates:  June 1 and December 1.

         Record Dates:  May 15 and November 15.

         Additional provisions of this Security are set forth on the other side of this Security.


Dated:            , 1996

                             THE WILLIAM CARTER COMPANY


                             By:
                                 ----------------------------------------------



                                 ----------------------------------------------


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

STATE STREET BANK AND TRUST       [Seal]
  COMPANY, as Trustee,
  certifies that this is one
  of the Securities referred
  to in the Indenture


  By:__________________________
       Authorized Signatory

                      [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                  10 3/8% Senior Subordinated Note Series A due 2006

1.  INTEREST

         The William Carter Company, a Massachusetts corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will use its best efforts to have the Exchange Offer Registration Statement and, if applicable, a Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Exchange and Registration Rights Agreement is not filed with the Commission on or prior to 90 days after the Issue Date, (ii) the Exchange Offer Registration Statement or, as the case may be, the Shelf Registration Statement, is not declared effective within 135 days after the Issue Date, (iii) the Exchange Offer is not consummated on or prior to 165 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 135 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company will pay liquidated damages to each holder of Transfer Restricted Securities, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed or declared effective, the Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages.

         The Company will pay interest semiannually on June 1 and December 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 25, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  METHOD OF PAYMENT

         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.  PAYING AGENT AND REGISTRAR

         Initially, State Street Bank and Trust Company, a Massachusetts trust company ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Registrar or co-registrar.

4.  INDENTURE

         The Company issued the Securities under an Indenture dated as of November 25, 1996 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $100,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the incurrence by the

Company and its Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and Subsidiary Stock, investments by the Company, the lines of business in which the Company may operate, consolidations, mergers and transfers of all or substantially all of the Company's assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries.

5.  OPTIONAL REDEMPTION

         Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to December 1, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

         if redeemed during the 12-month period beginning on or after December 1 of the years set forth below:

                                                                      Redemption
Period                                                                  Price
------                                                                ----------

2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    105.188%
2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    103.458%
2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    101.729%
2004 and thereafter . . . . . . . . . . . . . . . . . . . . . . . .    100.000%

         Notwithstanding the foregoing, at any time prior to December 1, 1999, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by Holdings (so long as substantially all its assets consist of its investment in the Company) or the Company following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.375% plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least 65% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

         At any time on or prior to December 1, 2001, the Securities may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not fewer than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.  NOTICE OF REDEMPTION

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  PUT PROVISIONS

         Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  SUBORDINATION

         The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.  DENOMINATIONS; TRANSFER; EXCHANGE

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  PERSONS DEEMED OWNERS

         The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  AMENDMENT, WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions or to make any other change that does not adversely affect the rights of any Securityholder, or to provide for the issuance and authorization of the Exchange Securities.

14.  DEFAULTS AND REMEDIES

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.  TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  AUTHENTICATION

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  ABBREVIATIONS

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST
AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                              THE WILLIAM CARTER COMPANY
                           1590 ADAMSON PARKWAY, SUITE 400
                                  MORROW, GA  30260
                         ATTENTION OF CHIEF FINANCIAL OFFICER

                                   ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to


    (Print or type assignee's name, address and zip code)

    (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.



--------------------------------------------------------------------------------

Date: ________________ Your Signature: _____________________

Signature Guarantee:_______________________________________
                   (Signature must be guaranteed by a
                   participant in a recognized signature
                   guarantee medallion program)
____________________________________________________________

Sign exactly as your name appears on the other side of this Security.

                          OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box: / /

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:

$


Date: __________________ Your Signature: __________________
                        (Sign exactly as your name appears
                        on the other side of the Security)



Signature Guarantee:_______________________________________
                   (Signature must be guaranteed by a
                   participant in a recognized signature
                   guarantee medallion program)

                                                                       EXHIBIT B


                         [FORM OF FACE OF EXCHANGE SECURITY]


         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.2

                              THE WILLIAM CARTER COMPANY

                  10 3/8% SENIOR SUBORDINATED NOTE SERIES B DUE 2006

No.                                    Cusip No.
                                       $__________


         THE WILLIAM CARTER COMPANY, a Massachusetts corporation, promises to
pay to        , or registered assigns, the principal sum of             on
December 1, 2006.

         Interest Payment Dates:  June 1 and December 1.

         Record Dates:  May 15 and November 15.



--------------------
2 This paragraph should only be added if the Security is issued in global form.

         Additional provisions of this Security are set forth on the other side of this Security.

Dated:  November 25, 1996

                        THE WILLIAM CARTER COMPANY


                        By:
                            -----------------------------------

                             ---------------------------------


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

STATE STREET BANK AND TRUST       [Seal]
  COMPANY, as Trustee,
  certifies that this is one
  of the Securities referred
  to in the Indenture


  By:__________________________
       Authorized Signatory

                     [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                  10 3/8% Senior Subordinated Note Series B due 2006


1.  INTEREST

         The William Carter Company, a Massachusetts corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The
Company will pay interest semiannually on          and          of each year.
Interest on the Securities will accrue from the most recent date to which
interest has been paid or, if no interest has been paid, from         , 1996.
Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  METHOD OF PAYMENT

         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.  PAYING AGENT AND REGISTRAR

         Initially, State Street Bank and Trust Company, a Massachusetts trust company ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Registrar or coregistrar.

4.  INDENTURE

         The Company issued the Securities under an Indenture dated as of November 25, 1996 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $100,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the incurrence by the Company and its Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and Subsidiary Stock, investments by the Company, the lines of business in which the Company may operate, consolidations, mergers and transfers of all or substantially all of the Company's assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries.

5.  OPTIONAL REDEMPTION

         Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to December 1, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

         if redeemed during the 12-month period beginning on or after December 1 of the years set forth below:

                                                                      Redemption
Period                                                                  Price
------                                                                ----------

2001  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    105.188%
2002  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    103.458%
2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    101.729%
2004 and thereafter . . . . . . . . . . . . . . . . . . . . . . . .    100.000%

         Notwithstanding the foregoing, at any time prior to December 1, 1999, in the aggregate up to 35% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by Holdings (so long as substantially all its assets consist of its investment in the Company) or the Company following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.375% plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least 65% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

         At any time on or prior to December 1, 2001, the Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not fewer than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.  NOTICE OF REDEMPTION

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  PUT PROVISIONS

         Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  SUBORDINATION

         The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.  DENOMINATIONS; TRANSFER; EXCHANGE

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  PERSONS DEEMED OWNERS

         The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  AMENDMENT, WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.

14.  DEFAULTS AND REMEDIES

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.  TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  AUTHENTICATION

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  ABBREVIATIONS

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST
AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                              THE WILLIAM CARTER COMPANY
                           1590 ADAMSON PARKWAY, SUITE 400

                                  MORROW, GA  30260
                         ATTENTION OF CHIEF FINANCIAL OFFICER

                                   ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to


    (Print or type assignee's name, address and zip code)

    (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


____________________________________________________________

Date: ________________ Your Signature: _____________________

Signature Guarantee:_______________________________________
                   (Signature must be guaranteed by a

                   participant in a recognized signature
                   guarantee medallion program)
____________________________________________________________

Sign exactly as your name appears on the other side of this Security.

                          OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box: / /

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:

$


Date: __________________ Your Signature: __________________
                        (Sign exactly as your name appears on
                        the other side of the Security)


Signature Guarantee:_______________________________________
                   (Signature must be guaranteed by a

                   participant in a recognized signature
                   guarantee medallion program)

                                                                       EXHIBIT C


                      CERTIFICATE TO BE DELIVERED UPON TRANSFER
                    OR EXCHANGE OF TRANSFER RESTRICTED SECURITIES


This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

/ / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

/ / has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer or exchange of any of such Securities occurring prior to the date that is three years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:


         (1) / / acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture); or

         (2)  / /  transferred to the Company; or

         (3) / / transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

         (4) / / transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

         (5) / / transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit D to the Indenture); or

         (6) / / transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.


                        ______________________________
                                  Signature

Signature Guarantee:

_________________________    ______________________________
                                  Signature
(Signature must be guaranteed
by a participant in a signature
guarantee medallion program)

____________________________________________________________

                                                                       EXHIBIT D


                         Transferee Letter of Representation


State Street Bank and Trust Company
Two International Plaza, 4th Floor
Boston, MA  20110

The William Carter Company
1590 Adamson Parkway, Suite 400
Morrow, GA  30260

Dear Sirs:

         This certificate is delivered to request a transfer of $ principal amount of the 10 3/8% Senior Subordinated Notes due 2006 (the "Notes") of The William Carter Company (the "Company").

         Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

         Name: ___________________________________

         Address: ________________________________

         Taxpayer ID Number: _____________________

         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of Notes of $250,000 or
(f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clause (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.


                             TRANSFEREE:_____________________

                             By: ____________________________

                                                                       EXHIBIT E


                                FORM OF NOTE GUARANTEE
                                ----------------------


         NOTE GUARANTEE, dated as of             ,     , made by
    (the "Guarantor"), the undersigned subsidiary of The William Carter Company, in favor of the Holders and the Trustee (as defined in the Indenture referred to below).

         Reference is made to the Indenture dated as of November 25, 1996 (as amended, restated, supplemented, modified or waived from time to time, the "Indenture"), between The William Carter Company (the "Company") and the Trustee.


                                 W I T N E S S E T H:

         WHEREAS the Company is a party to the Indenture;

         WHEREAS the Company owns directly all of or a majority interest in the Guarantor;

         WHEREAS the Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Indenture;

         NOW, THEREFORE, in consideration of the promises thereby, the Guarantor hereby agrees with and for the benefit of the Holders as follows:


                                      ARTICLE I

                                     Definitions
                                     -----------

         SECTION 1.01. DEFINED TERMS. As used in this Guarantee, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term "Holders" in this guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders.

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


                                      ARTICLE II

                   Representations and Warranties of the Guarantor
                   -----------------------------------------------

         SECTION 2.01. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants to the Holders as follows:

         (a) DUE EXISTENCE; COMPLIANCE. The Guarantor is a corporation or limited partnership duly organized, validly existing and in good standing, where applicable, under the laws of the jurisdiction in which it was incorporated or organized and has all requisite power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under this Guarantee. The Guarantor is duly qualified or licensed to do business as a foreign corporation or entity and is in good standing, where applicable, in all jurisdictions in which it owns or leases property, or proposes to own or lease property, or in which the conduct of its business requires it to so qualify or be licensed, except to the extent that the failure to so qualify or be in good standing would have no material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Guarantor. The Guarantor is in compliance in all material respects with all applicable law, rules, regulations and orders.

         (b) CORPORATE AUTHORITIES; NO CONFLICTS. The execution, delivery and performance by the Guarantor of this Guarantee is within its corporate or limited partnership powers and has been duly authorized by all necessary corporate and stockholder approvals or partnership approvals and (i) does not contravene its organizational documents or any law, rule, regulation, judgment, order or decree applicable to or binding on the Guarantor and
    (ii) does not contravene, and will not result in the creation of any lien under, any provision of any contract, indenture, mortgage or agreement to which the Guarantor is a party, or by which it or any of its properties are bound.

         (c) GOVERNMENT APPROVALS AND AUTHORIZATIONS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by or enforcement against the Guarantor of this Guarantee (except such governmental approvals or authorizations as have been duly obtained or made and remain in full force and effect).

         (d) LEGAL, VALID AND BINDING. This Guarantee is the legal valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

         (e) LITIGATION. There is no pending or threatened action or proceeding affecting the Guarantor by or before any court, governmental agency or arbitrator, which may materially adversely affect the condition, operations, business, prospects, properties or assets of the Guarantor, or prohibit, limit in any way or materially adversely affect the ability of the Guarantor to perform its obligations under this Guarantee.

         (f) IMMUNITIES. Neither the Guarantor nor its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law.

         (g) NO FILING. To ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee in each of the jurisdictions in which the Guarantor is incorporated or organized and the Commonwealth of Massachusetts or any other jurisdiction in which the Guarantor conducts business, it is not necessary that this Guarantee be filed or recorded with any court or other authority in such jurisdiction, or that any stamp or similar tax be paid on or with respect to this Guarantee.

         (h) NO DEFAULTS. There does not exist any event of default, or any event that with notice or lapse of time or both would constitute an event of default, under any agreement to which the Guarantor is a party or by which it may be bound, or to which any of its properties or assets may be subject which default would have a material adverse effect on the Guarantor, or would materially adversely affect the Guarantor's ability to perform its obligations under this Guarantee.

         (i) SOLVENCY. The Guarantor is on the date hereof, and at all times will be, solvent.


                                     ARTICLE III

                                      Guarantee
                                      ---------

         SECTION 3.01. GUARANTEE. The Guarantor hereby unconditionally and irrevocably guaranties to each Holder of the Securities (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article III notwithstanding any extension or renewal of any Obligation.

         The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Securities or the Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; or (d) the failure of any Holder to exercise any right or remedy against any other Guarantor of the Obligations.

         The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

         Except as otherwise provided herein, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

         The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee or the Holders of a majority of the Securities (the "Majority Securityholders"), forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders.

         The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guarantied hereby until payment in full of all Obligations. The Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guarantied hereby may be accelerated for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guarantied hereby, and (y) in the event of any declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 3.01.

         The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by any Holder in enforcing any rights under this Section 3.01.

         SECTION 3.02. LIMITATION ON LIABILITY. (a) Any term or provision of this Guarantee to the contrary notwithstanding, the maximum aggregate amount of the Obligations guarantied hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guarantied without rendering this Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

         (b) This Guarantee shall terminate and be of no further force or effect upon the sale or other transfer (i) by the

Guarantor of all or substantially all of its assets or (ii) by the Company of all of its stock or other equity interests in the Guarantor (whether by sale, merger, consolidation or otherwise), to a Person that is not an Affiliate of the Company; PROVIDED, HOWEVER, that such sale or transfer constitutes an Asset Disposition as defined in the Indenture. Upon notice to the Trustee that such a sale or transfer described in this clause 3.02(b) has occurred, the Trustee shall return the original Guarantee to the Guarantor.

         SECTION 3.03. SUCCESSORS AND ASSIGNS. Subject to Section 3.02(b) hereof, this Article III shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Holders and, in the event of any transfer or assignment of rights by any Holder, the rights and privileges conferred upon that party in this Guarantee and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Guarantee.

         SECTION 3.04. NO WAIVER, ETC. Neither a failure nor a delay on the part of the Holders or the Trustee in exercising any right, power or privilege under this Article III shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Holders and the Trustee herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article III at law, in equity, by statute or otherwise.

         SECTION 3.05. MODIFICATION, ETC. No modification, amendment or waiver of any provision of this Article, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Securityholders holding a majority in aggregate principal amount of the Securities then outstanding, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given. No notice to or demand on the Guarantor in any case shall entitle such Guarantor or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.


                                      ARTICLE IV

                                    Subordination
                                    -------------

         SECTION 4.01. SUBORDINATION. The Obligations of the Guarantor under this Guarantee are subordinate to the obligations of the Guarantor under any Guarantee of the Senior Credit Facility and any other Senior Indebtedness of the Company to the extent and in the manner that the Indebtedness evidenced by the Securities is subordinate to the obligations of the Company under the Senior Credit Facility and other Senior Indebtedness of the Company under Article 10 of the Indenture. By acceptance of this Guarantee, the Holders agree to be bound by the foregoing provisions.


                                      ARTICLE V

                                    Miscellaneous
                                    -------------

         SECTION 5.01. NOTICES. All notices and other communications pertaining to this Guarantee or any Security shall be in writing and shall be deemed to have been duly given upon the receipt thereof. Such notices shall be delivered by hand, or mailed, certified or registered mail with postage prepaid
(a) if to the Guarantor, at its address set forth below, and (b) if to the Holders or the Trustee, as provided in the Indenture.

         SECTION 5.02. PARTIES. Nothing expressed or mentioned in this Guarantee is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee and the holders of any Senior Indebtedness, any legal or equitable right, remedy or claim under or in respect of this Guarantee or any provision herein contained.

         SECTION 5.03. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         SECTION 5.04. SEVERABILITY CLAUSE. In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

         SECTION 5.05. WAIVERS, AMENDMENTS AND REMEDIES. The failure to insist in any one or more instances upon strict performance of any of the provisions of this Guarantee or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, but the same shall continue and remain in full force and effect. Except as otherwise expressly limited in this Guarantee, all remedies under this Guarantee shall be cumulative and in addition to every other remedy provided for herein or by law.

         SECTION 5.06. ENTIRE AGREEMENT. This Guarantee is intended by the parties to be a final expression of their agreement in respect of the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         SECTION 5.07. HEADINGS. The headings of the Articles and the Sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

         IN WITNESS WHEREOF, the Guarantor has duly executed this Guarantee as of the date first above written.


                             [NAME OF GUARANTOR],


                             By:
                                  ---------------------------------------------
                                  Name:
                                  Title:
                                  Address: